Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Second Quarter of Fiscal Year 2020

•	Year-over-year revenue grows 13%, non-GAAP operating profit up 21%

•	Balanced growth across product portfolio, software solutions, and global markets

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, January 30, 2020 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading digital health company, today announced results for its quarter ended December 31, 2019.

Second Quarter 2020 Highlights

•	Revenue increased 13% to $736.2 million; up 14% on a constant currency basis

•	GAAP gross margin of 58.0%; non-GAAP gross margin expanded 60 bps to 59.7%

•	Net operating profit increased 26%; non-GAAP operating profit up 21%

•	GAAP diluted earnings per share of $1.10; non-GAAP diluted earnings per share of $1.21

“We had a strong December quarter with double-digit top-line growth and further gross margin expansion, as well as continued fiscal discipline that resulted in improvements in operating leverage and double-digit growth at the bottom line,” said Mick Farrell, ResMed’s CEO. “We are seeing continued strong customer demand for our new products, particularly in masks and accessories with another quarter of high-teens growth in that category. ResMed is continuing to lead in digital health as we transform lives in out-of-hospital healthcare, leading the innovation of medical devices and software that improve health outcomes, create efficiencies, and reduce overall healthcare system costs. With over 100 million lives improved in 2019, and strong growth ahead, we’re well on our way to improving 250 million lives in out-of-hospital healthcare in 2025.”

RMD Second Quarter 2020 Earnings Press Release – January 30, 2020	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	December 31, 2019	December 31, 2018	% Change	Constant Currency (A)
Revenue	$736.2	$651.1	13%	14%
Gross margin (B)	58.0%	57.5%	1
Non-GAAP gross margin (B)	59.7%	59.1%	1
Selling, general and administrative expenses	171.4	161.6	6	8
Research and development expenses	49.9	43.1	16	18
Income from operations	197.8	157.1	26
Non-GAAP income from operations (B)	218.5	181.1	21
Net income	160.6	124.6	29
Non-GAAP net income (B)	176.3	144.5	22
Diluted earnings per share	$1.10	$0.86	28
Non-GAAP diluted earnings per share (B)	$1.21	$1.00	21

	Six Months Ended
	December 31, 2019	December 31, 2018	% Change	Constant Currency (A)
Revenue	$1,417.2	$1,239.4	14%	15%
Gross margin (B)	57.8%	57.3%	1
Non-GAAP gross margin (B)	59.6%	58.7%	2
Selling, general and administrative expenses	338.9	308.9	10	12
Research and development expenses	98.0	81.9	20	22
Income from operations	368.9	301.2	22
Non-GAAP income from operations (B)	409.5	338.1	21
Net income	280.7	230.4	22
Non-GAAP net income (B)	311.7	260.7	20
Diluted earnings per share	$1.93	$1.60	21
Non-GAAP diluted earnings per share (B)	$2.14	$1.81	18

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Second Quarter Results

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 14 percent compared to the prior year period, driven by strong sales across our mask and device product portfolios.

•	Revenue in combined Europe, Asia, and other markets grew by 8 percent on a constant currency basis compared to the same period of the prior year, primarily driven by strong mask sales.

•

Software as a Service revenue increased by 37 percent, compared to the prior year period, due to continued growth in Brightree service offerings and incremental contribution from the acquisition of MatrixCare, which closed in the second quarter of fiscal year 2019.

RMD Second Quarter 2020 Earnings Press Release – January 30, 2020	Page 3 of 10

•

Gross Margin expanded by 50 basis points over the prior year. Non-GAAP gross margin expanded by 60 basis points over the prior year period, primarily due to benefits from product mix changes and manufacturing and procurement efficiencies, partially offset by declines in average selling prices.

•

Selling, general, and administrative expenses increased by 6 percent compared to the prior year period, or by 8 percent on a constant currency basis. Excluding the impact of recent acquisitions, selling, general, and administrative expenses increased by 2 percent on a constant currency basis. SG&A expenses improved to 23.3 percent of revenue in the quarter, compared with 24.8 percent in the same period of the prior year.

•	Income from operations increased by 26 percent and non-GAAP income from operations increased by 21 percent compared to the prior year period.

•

Net income grew by 29 percent and diluted earnings per share grew by 28 percent compared to the prior year quarter. Non-GAAP net income grew by 22 percent and non-GAAP diluted earnings per share grew by 21 percent compared with the prior year quarter, predominantly attributable to strong sales, particularly in masks, coupled with controlled operating costs.

•

Cash flow from operations for the quarter was $69.9 million, compared to net income in the current quarter of $160.6 million. Cash flow from operations included tax payments of $111.0 million and legal settlement payments of $40.6 million. During the quarter we paid $56.1 million in dividends.

Other Business and Operational Highlights

•

Announced a collaboration agreement with Cerner Corporation (NASDAQ: CERN), designating ResMed’s Brightree Home Health and Hospice platform as its preferred solution to integrate with its Cerner Millenium® electronic health record.

•

Introduced AirFit N30, the world’s first tube-down nasal cradle CPAP mask with a front-facing tube, a brand new option for sleep apnea treatment. Other key features include an adjustable elastic headgear, a nasal cradle cushion that sits under the nasal bridge to eliminate soreness, and a curved design to provide a secure seal regardless of how the wearer sleeps or moves.

•

Announced an upgraded AirView for Respiratory program that provides HMEs and physicians with quicker access to essential respiratory patient data, including more granular clinical data and respiration trends, and management by exception, allowing them to provide better care.

•

Agreed in January to acquire SnapWorx, a privately held software company providing patient contact management and workflow optimization for the sleep apnea resupply market. SnapWorx’s software platform automates workflow and document retrieval in ways that complement Brightree’s industry-leading, multi-channel resupply solution. The combination of Brightree ReSupply’s technology and live call services with SnapWorx creates the most comprehensive set of resupply solutions in the industry. The transaction is expected to close shortly. It is expected to be initially neutral to non-GAAP earnings per share, and accretive to non-GAAP earnings per share in fiscal year 2021.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.39 per share. The dividend will have a record date of February 13, 2020, payable on March 19, 2020. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 12, 2020, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from February 12, 2020, through February 13, 2020, inclusive.

RMD Second Quarter 2020 Earnings Press Release – January 30, 2020	Page 4 of 10

Webcast details

ResMed will discuss its second quarter fiscal year 2020 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q2 2020 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 800-585-8367 (U.S.) or +1 416-621-4642 (outside U.S.) and entering the passcode 8829576. The telephone replay will be available until February 13, 2020.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Second Quarter 2020 Earnings Press Release – January 30, 2020	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net revenue	$736,157	$651,100	$1,417,213	$1,239,380

Cost of sales	296,975	267,369	572,976	512,556
Amortization of acquired intangibles (1)	12,052	9,199	25,488	16,154

Total cost of sales	$309,027	$276,568	$598,464	$528,710

Gross profit	$427,130	$374,532	$818,749	$710,670

Selling, general and administrative	171,422	161,579	338,862	308,881
Research and development	49,943	43,111	97,976	81,902
Amortization of acquired intangibles (1)	8,556	6,641	13,599	12,553
Litigation settlement expenses (1)	(600)	—	(600)	—
Acquisition-related expenses (1)	—	6,123	—	6,123

Total operating expenses	$229,321	$217,454	$449,837	$409,459
Income from operations	197,809	157,078	368,912	301,211

Other income (expenses), net:
Interest income (expense), net	$(10,018)	$(6,809)	$(20,562)	$(9,595)
Loss attributable to equity method investments	(6,924)	(3,375)	(13,786)	(3,375)
Other, net	(2,115)	(621)	(5,225)	(3,086)

Total other income (expenses), net	(19,057)	(10,805)	(39,573)	(16,056)

Income before income taxes	$178,752	$146,273	$329,339	$285,155
Income taxes	18,198	21,634	48,637	54,778

Net income	$160,554	$124,639	$280,702	$230,377

Basic earnings per share	$1.11	$0.87	$1.95	$1.61
Diluted earnings per share	$1.10	$0.86	$1.93	$1.60
Non-GAAP diluted earnings per share (1)	$1.21	$1.00	$2.14	$1.81

Basic shares outstanding	144,212	142,923	143,966	142,796
Diluted shares outstanding	145,575	144,349	145,479	144,418

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Second Quarter 2020 Earnings Press Release – January 30, 2020	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	December 31, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$204,095	$147,128
Accounts receivable, net	528,039	528,484
Inventories	377,784	349,641
Prepayments and other current assets	190,567	120,113

Total current assets	$1,300,485	$1,145,366
Non-current assets:
Property, plant and equipment, net	$408,364	$387,460
Operating lease right-of-use assets	96,745	—
Goodwill and other intangibles, net	2,351,508	2,378,399
Deferred income taxes and other non-current assets	196,837	196,457

Total non-current assets	$3,053,454	$2,962,316

Total assets	$4,353,939	$4,107,682

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$114,322	$115,725
Accrued expenses	217,847	266,359
Operating lease liabilities, current	20,038	—
Deferred revenue	92,950	88,667
Income taxes payable	42,904	73,248
Short-term debt	11,984	11,992

Total current liabilities	$500,045	$555,991
Non-current liabilities:
Deferred revenue	$86,140	$81,143
Deferred income taxes	27,709	11,380
Operating lease liabilities, non-current	79,458	—
Other long term liabilities	2,062	2,058
Long-term debt	1,287,509	1,258,861
Long-term income taxes payable	112,910	126,056

Total non-current liabilities	$1,595,788	$1,479,498

Total liabilities	$2,095,833	$2,035,489

STOCKHOLDERS’ EQUITY:
Common stock	$578	$575
Additional paid-in capital	1,521,992	1,511,473
Retained earnings	2,604,910	2,436,410
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(246,118)	(253,009)

Total stockholders’ equity	$2,258,106	$2,072,193

Total liabilities and stockholders’ equity	$4,353,939	$4,107,682

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RMD Second Quarter 2020 Earnings Press Release – January 30, 2020	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Six Months Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net income	$280,702	$230,377
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	77,077	66,453
Amortization of right-of-use-assets	12,323	—
Stock-based compensation costs	27,309	25,011
Loss attributable to equity method investments	13,786	3,375
Impairment of equity investments	5,419	2,959
Changes in fair value of business combination contingent consideration	(7)	(272)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(275)	32,366
Inventories, net	(28,294)	(30,570)
Prepaid expenses, net deferred income taxes and other current assets	(66,818)	(26,922)
Accounts payable, accrued expenses and other	(88,927)	(125,190)

Net cash provided by operating activities	$232,295	$177,587
Cash flows from investing activities:
Purchases of property, plant and equipment	(47,771)	(31,425)
Patent registration costs	(4,871)	(4,643)
Business acquisitions, net of cash acquired	(3,423)	(739,249)
Purchases of investments	(21,841)	(27,967)
Proceeds / (Payments) on maturity of foreign currency contracts	1,064	(3,127)

Net cash used in investing activities	$(76,842)	$(806,411)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	24,297	12,784
Taxes paid related to net share settlement of equity awards	(41,091)	(27,340)
Purchases of treasury stock	—	(22,844)
Payment of business combination contingent consideration	(302)	(430)
Proceeds from borrowings, net of borrowing costs	730,000	1,091,230
Repayment of borrowings	(700,012)	(352,798)
Dividends paid	(112,202)	(105,567)

Net cash (used in) / provided by financing activities	$(99,310)	$595,035

Effect of exchange rate changes on cash	$824	$(5,444)

Net increase / (decrease) in cash and cash equivalents	56,967	(39,233)
Cash and cash equivalents at beginning of period	147,128	188,701

Cash and cash equivalents at end of period	$204,095	$149,468

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RMD Second Quarter 2020 Earnings Press Release – January 30, 2020	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” excludes amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Six Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenue	$736,157	$651,100	$1,417,213	$1,239,380
Add back: Deferred revenue fair value adjustment (A)	657	2,029	2,102	2,029

Non-GAAP Revenue	$736,814	$653,129	$1,419,315	$1,241,409

GAAP Cost of sales	$309,027	$276,568	$598,464	$528,710
Less: Amortization of acquired intangibles (A)	(12,052)	(9,199)	(25,488)	(16,154)

Non-GAAP cost of sales	$296,975	$267,369	$572,976	$512,556

GAAP gross profit	427,130	374,532	818,749	710,670
GAAP gross margin	58.0%	57.5%	57.8%	57.3%
Non-GAAP gross profit	439,839	385,760	846,339	728,853
Non-GAAP gross margin	59.7%	59.1%	59.6%	58.7%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Six Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP income from operations	$197,809	$157,078	$368,912	$301,211
Amortization of acquired intangibles - cost of sales (A)	12,052	9,199	25,488	16,154
Amortization of acquired intangibles - operating expenses (A)	8,556	6,641	13,599	12,553
Deferred revenue fair value adjustment (A)	657	2,029	2,102	2,029
Litigation settlement expenses (A)	(600)	—	(600)	—
Acquisition related expenses (A)	—	6,123	—	6,123

Non-GAAP income from operations	$218,474	$181,070	$409,501	$338,070

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RMD Second Quarter 2020 Earnings Press Release – January 30, 2020	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Six Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP net income	$160,554	$124,639	$280,702	$230,377
Amortization of acquired intangibles - cost of sales, net of tax (A)	9,210	7,127	19,478	12,525
Amortization of acquired intangibles - operating expenses, net of tax (A)	6,538	5,144	10,392	9,733
Deferred revenue fair value adjustment, net of tax (A)	503	1,554	1,610	1,554
Litigation settlement expenses, net of tax (A)	(528)	—	(528)	—
Acquisition-related expenses (A)	—	5,362	—	5,362
U.S. tax reform transition impact (A)	—	644	—	1,178

Non-GAAP net income (A)	$176,277	$144,470	$311,654	$260,729

Diluted shares outstanding	145,575	144,349	145,479	144,418
GAAP diluted earnings per share	$1.10	$0.86	$1.93	$1.60
Non-GAAP diluted earnings per share (A)	$1.21	$1.00	$2.14	$1.81

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, deferred revenue fair value adjustment, litigation settlement expenses, acquisition-related expenses, and the impact of U.S. tax reform on income tax expense from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Second Quarter 2020 Earnings Press Release – January 30, 2020	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	December 31, 2019	December 31, 2018	% Change	Constant Currency (A)
U.S., Canada and Latin America
Devices	$203.5	$186.5	9%
Masks and other	204.5	172.0	19

Total Sleep and Respiratory Care	$408.0	$358.5	14
Software as a Service	86.7	63.2	37

Total	$494.7	$421.7	17

Combined Europe, Asia and other markets
Devices	$162.3	$156.2	4%	6%
Masks and other	79.2	73.2	8	11

Total Sleep and Respiratory Care	$241.5	$229.4	5	8

Global revenue
Devices	$365.8	$342.7	7%	8%
Masks and other	283.7	245.2	16	16

Total Sleep and Respiratory Care	$649.5	$587.9	10	11
Software as a Service	86.7	63.2	37	37

Total	$736.2	$651.1	13	14

	Six Months Ended
	December 31, 2019	December 31, 2018	% Change	Constant Currency (A)
U.S., Canada and Latin America
Devices	$390.4	$358.9	9%
Masks and other	387.8	326.1	19

Total Sleep and Respiratory Care	$778.2	$685.0	14
Software as a Service	173.6	110.7	57

Total	$951.8	$795.7	20

Combined Europe, Asia and other markets
Devices	$314.2	$307.9	2%	5%
Masks and other	151.2	135.8	11	15

Total Sleep and Respiratory Care	$465.4	$443.7	5	8

Global revenue
Devices	$704.6	$666.8	6%	7%
Masks and other	539.0	461.9	17	18

Total Sleep and Respiratory Care	$1,243.6	$1,128.7	10	11
Software as a Service	173.6	110.7	57	57

Total	$1,417.2	$1,239.4	14	15

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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